Exhibit 99.2

November 10, 2020

Dear Stockholder:

We are pleased to announce that  Strategic Storage Trust IV, Inc. (“SST IV”) has entered into an agreement and plan of merger (“Merger Agreement”), whereby SST IV would be acquired by a subsidiary of SmartStop Self Storage REIT, Inc. (“SmartStop”) in a $370 million all-stock transaction (the “Merger”). Concurrent with this announcement, SST IV and SmartStop issued a joint press release describing the Merger and the related transactions, a copy of which is attached to this stockholder letter.

The proposed transaction would give SST IV stockholders 2.1875 shares of SmartStop’s common stock for every 1 share of SST IV’s common stock owned, which represents a $0.10 per share premium to SST IV’s most recent estimated Net Asset Value (NAV) calculation, when using SmartStop’s most recent estimated NAV of $10.40 per share. This price also represents a premium to the offering price of SST IV’s shares, net of offering expenses. The transaction values SST IV at approximately $370 million, based on September 30, 2020 share counts and debt principal balances outstanding, and using the agreed exchange ratio and SmartStop’s estimated NAV per share of $10.40. Based on the exchange ratio of 2.1875 set forth in the merger agreement, the total annual distribution per share of SST IV common stock will be approximately $0.60 compared to the equivalent of $0.71 prior to the Merger.

Assuming the Merger is consummated in accordance with the terms in the Merger Agreement, SmartStop will acquire all of the real estate owned by SST IV, creating a combined company consisting of 136 owned self storage facilities located in 18 states and Ontario, Canada, comprising approximately 90,000 self storage units and 10.3 million net rentable square feet.

Potential Strategic Benefits

•

The proposed Merger increases the size and scale of the SST IV assets by adding them to SmartStop’s existing portfolio of 112 self storage properties, and combines the portfolio with the fully-integrated brand of SmartStop® Self Storage;

•	The proposed exchange ratio represents a premium to the most recent estimated NAV for SST IV stockholders,

•	SST IV stockholders will continue to have a diversified investment in the self storage sector, while continuing to receive monthly distributions;

•	Combining portfolios should allow the size and scale of SmartStop to drive additional efficiencies through improved borrowing terms and expense economies of scale, among other factors;

•	Strong geographic overlap and consistent SmartStop® Self Storage branding between SmartStop and SST IV should ensure operational continuity; and

•	By merging with a larger, fully-integrated company in SmartStop, the timeline for liquidity for SST IV stockholders may be reduced.

10 Terrace Rd • Ladera Ranch • California • 92694

Exhibit 99.2

The Merger has been unanimously approved by the special committee of SST IV’s board of directors, which was formed to evaluate this transaction and is composed exclusively of independent directors, and the entire board of directors of SST IV, with the assistance of separate financial advisors and legal counsel. The Merger is expected to close in the first half of 2021, subject to certain closing conditions, including approval by our stockholders. After the closing of the merger, the expected ownership of the combined company is estimated as follows: approximately 64% existing SmartStop stockholders, approximately 25% current SST IV stockholders, and approximately 11% management, using September 30, 2020 share and operating partnership unit counts.

In the first quarter of 2021, we expect to send a joint proxy statement/prospectus, which will contain relevant and important information about the Merger and will be used to solicit your vote on the transaction. Your response and approval is greatly appreciated, as it is critical to a timely closing of this transaction. For more information on the Merger, please see the attached press release, as well as SST IV’s Current Report on Form 8-K filed on November 10, 2020.

Suspension of the Distribution Reinvestment Plan

During the pendency of the Merger, SST IV will temporarily suspend its distribution reinvestment plan (DRP) commencing November 20, 2020, and DRP participants will receive future distributions, beginning with October 2020’s earned distribution, in cash, as follows:

•	Investor accounts that are custodial-held will receive their future distributions directly into their custodial account in cash.
•	Investor accounts that are not held with a custodian will receive their future distributions in the form of a physical check sent in the mail to the investor’s address of record.
•	Investors that are currently receiving their distributions in cash form will not be affected.

Upon the closing of the Merger, your current DRP preference with SST IV will carry over to your future investment in SmartStop. That means that investors in SST IV who, previous to November 20, 2020, were reinvesting their distributions through the DRP will revert back to reinvesting distributions through SmartStop’s DRP following the closing of the Merger. The SmartStop board of directors has historically declared monthly distributions totaling $0.60 per share per year, however, there can be no assurance that SmartStop will continue to declare monthly distributions in this amount in the future.

Stockholders with questions about their outstanding shares should contact investor relations at (866) 418-5144. Additionally, if you need to update your address in order to receive distribution payments as noted in bullet #2, please contact investor relations.

We are truly excited about the future, as we believe that combining SST IV and SmartStop bolsters our commitment to growth and maximizing stockholder value. On behalf of the SST IV board and the entire management team, thank you for your investment in SST IV.

Continued successes,

10 Terrace Rd • Ladera Ranch • California • 92694

Exhibit 99.2

H. Michael Schwartz

Chairman of the Board of Directors of SST IV

Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed Merger, SmartStop intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a proxy statement of SST IV and will also constitute a prospectus of SmartStop. SST IV intends to mail or otherwise provide to its stockholders the proxy statement/prospectus and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval of the Merger and an amendment to SST IV’s charter to remove the limitations on “roll-up transactions,” which is necessary to consummate the Merger. BEFORE MAKING ANY VOTING DECISION, SST IV’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents that SST IV and SmartStop file with the SEC (when available) from the SEC’s website at www.sec.gov, SST IV’s website at https://strategicreit.com/site/sst4, and SmartStop’s website at https://strategicreit.com/site/sst2. In addition, the proxy statement/prospectus and other documents filed by SST IV and SmartStop with the SEC (when available) may be obtained from SST IV free of charge by directing a request to the following address: Strategic Storage Trust IV, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694, or by calling (877) 327-3485.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed Merger.

Participants in Solicitation Relating to the Merger

SST IV and SmartStop and their respective directors and executive officers, as well as SST IV’s external investment advisor, may be deemed, under SEC rules, to be participants in the solicitation of proxies from SST IV’s stockholders with respect to the proposed Merger. Security holders can obtain information regarding the names, affiliations and interests of such persons in SST IV’s proxy statement filed with the SEC on April 9, 2020, and SmartStop’s proxy statement filed with the SEC on April 24, 2020. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

10 Terrace Rd • Ladera Ranch • California • 92694

Exhibit 99.2

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Merger and the other transactions contemplated by the Merger Agreement and all other statements in this stockholder letter and any attachments provided herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SST IV and SmartStop may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the failure to obtain the approval of SST IV’s stockholders or the failure to satisfy the other closing conditions to the Merger; (iii) risks related to disruption of management’s attention from SST IV’s and SmartStop’s ongoing business operations due to the transaction; and (iv) the effect of the announcement of the Merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SST IV’s and SmartStop’s views as of the date on which such statements were made. SST IV and SmartStop each anticipate that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SST IV’s and SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SST IV and SmartStop are described in the risk factors included in SST IV’s and SmartStop’s filings with the SEC, including SST IV’s and SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the SEC’s website, www.sec.gov. SST IV and SmartStop each expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

10 Terrace Rd • Ladera Ranch • California • 92694

Exhibit 99.2

10 Terrace Rd • Ladera Ranch • California • 92694